Exhibit 21.1
List of Subsidiaries of Chatham Lodging Trust

	Name	State of Incorporation of Organization
1.	Chatham Lodging L.P.	Delaware
2.	Chatham TRS Holding, Inc.	Florida
3.	Chatham TRS Holding II, Inc.	Delaware
4.	Chatham Leaseco I, LLC	Florida
5.	Chatham Maitland HS LLC	Delaware
6.	Chatham Billerica HS LLC	Delaware
7.	Chatham Bloomington HS LLC	Delaware
8.	Chatham Brentwood HS LLC	Delaware
9.	Chatham Dallas HS LLC	Delaware
10.	Chatham Farmington HS LLC	Delaware
11.	Chatham Houston HAS LLC	Delaware
12.	Chatham Houston HAS Leaseco LLC	Delaware
13.	Chatham Holtsville RI LLC	Delaware
14.	Chatham Holtsville RI Leaseco LLC	Delaware
15.	Chatham Holtsville RI Utility LLC	Delaware
16.	Chatham Altoona CY LLC	Delaware
17.	Chatham Altoona CY Leaseco LLC	Delaware
18.	Chatham Wash PA SHS LLC	Delaware
19.	Chatham Wash PA SHS Leaseco LLC	Delaware
20.	Chatham White Plains RI LLC	Delaware
21.	Chatham White Plains RI Leaseco LLC	Delaware
22.	Chatham New Rochelle RI LLC	Delaware
23.	Chatham New Rochelle RI Leaseco LLC	Delaware
24.	Chatham Carlsbad HS LLC	Delaware
25.	Chatham Carlsbad HS Leaseco LLC	Delaware
26.	Chatham RIGG LLC	Delaware
27.	Chatham RIGG Leaseco LLC	Delaware
28.	Chatham RIMV LLC	Delaware
29.	Chatham RIMV Leaseco LLC	Delaware
30.	Chatham San Antonio LLC	Delaware
31.	Chatham San Antonio Leaseco LLC	Delaware
32.	Chatham Washington DC LLC	Delaware
33.	Chatham Washington DC Leaseco LLC	Delaware
34.	Chatham Tysons RI LLC	Delaware
35.	Chatham Tysons RI Leaseco LLC	Delaware
36.	Chatham Portland DT LLC	Delaware
37.	Chatham Portland DT Leaseco LLC	Delaware
38.	Chatham Houston CY LLC	Delaware
39.	Chatham Houston CY Leaseco LLC	Delaware
40.	Chatham Pittsburgh HP LLC	Delaware
41.	Chatham Pittsburgh HP Leaseco LLC	Delaware
42.	Chatham Exeter HAS LLC	Delaware
43.	Chatham Exeter HAS Leaseco LLC	Delaware

44.	Chatham Denver Tech HG LLC	Delaware
45.	Chatham Denver Tech HG Leaseco LLC	Delaware
46.	Chatham Bellevue RI LLC	Delaware
47.	Chatham Bellevue RI Leaseco LLC	Delaware
48.	Chatham Savannah SHS LLC	Delaware
49.	Chatham Savannah SHS Leaseco LLC	Delaware